EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT, dated as of November 20, 2001, is between RENT-WAY, INC., a Pennsylvania corporation with its executive offices at One RentWay Place, Erie, Pennsylvania, 16505 (the "Corporation"), and William E. Morgenstern, an individual residing at 4011 Westbury Ridge Drive, Erie, Pennsylvania 16506 (the "Executive").

                                    RECITALS:

                  WHEREAS, the Executive is currently employed by the Corporation pursuant to an employment agreement dated October 1, 1998;

                  WHEREAS, the Corporation wishes to acknowledge the Executive's extraordinary efforts on behalf of the Corporation since first disclosure of the Corporation's accounting improprieties in October 2000, to extend the Executive's term of employment and in connection therewith provide the Executive with certain benefits and protections;

                  NOW, THEREFORE, in consideration of the promises and of the covenants contained in this Agreement, the Corporation and the Executive agree as follows:

1. Definitions.  The following definitions apply for purposes of this Agreement:

   (a) "Board of Directors" or "Board" means the Board of Directors of the Corporation.

   (b) "Cause" means a finding by the Board of Directors that any of the following conditions exist:

        (i) The Executive's willful failure to perform his material duties under this Agreement (other than as a result of his Disability) if such failure is not substantially cured within 15 days after written notice of such failure is provided to the Executive.

        (ii) The Executive's willful breach of his fiduciary duty or duty of loyalty to the Corporation which is injurious to the financial condition or the business reputation of the Corporation.

        (iii) The Executive's conviction for a felony offense under the laws of the United States or any state thereof.

        (iv) Willful breach by the Executive of any restrictive covenant contained in Sections 12 and 13 of this Agreement.

                  For purposes of this definition, no act or failure to act will be deemed "willful" unless effected by the Executive not in good faith and without a reasonable belief that his action or failure to act was in or not opposed to the Corporation's best interests.

   (c) "Change in Control" means and shall be deemed to have occurred if:(i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any entity owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of the voting securities of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of securities representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the Corporation's shareholders approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Corporation's then outstanding securities shall not constitute a Change in Control; or
         (iv)  the  Corporation's   shareholders  approve  a  plan  of  complete
         liquidation  of  the  Corporation  or an  agreement  for  the  sale  or disposition by the Corporation of all or substantially all of the Corporation's assets. If any of the events enumerated in clause (i) through (iv) occur, the Corporation's Board of Directors shall determine in good faith the effective date of the Change in Control resulting therefrom for purposes of this Agreement.

   (d)   "Code" means the Internal Revenue Code of 1986, as amended.

   (e)   "Corporation" means Rent-Way, Inc.

   (f) "Disability" means a disability that has existed for a period of 6 consecutive months and because of which the Executive is physically or mentally unable to substantially perform his regular duties as Chief Executive Officer of the Corporation.

   (g)   "Good Reason" means:

         (i) The Executive's reasonable belief that there has been a material diminution in the Executive's responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority which is not restored within 15 days after written notice of such diminution is provided to the Corporation.

         (ii) Removal of the Executive from, or failure to re-elect the Executive to, the position of Chairman of the Board or Chief Executive Officer of the Corporation.

        (iii) A determination by the Executive using his reasonable judgment that the services required to be performed by the Executive would necessitate the Executive moving his residence from the Erie, Pennsylvania area.

         (iv) A breach by the Corporation of any of the material terms of this Agreement if such breach is not substantially cured within 15 days after written notice of such breach is provided to the Corporation.

   (h) "Termination In Connection With A Change In Control" means any of the following events occurring within twenty four (24) months following, or, directly or indirectly, in connection with, or in anticipation of a Change in Control:

         (1) a termination of Executive's employment by the Corporation for any reason other than Cause;

         (2) a termination of Executive's employment by the Executive for Good Reason;

         (3) a termination of Executive's employment by Executive because any successor to the Corporation's operations or assets (whether acquired by merger, sale, consolidation or otherwise) ("Successor") fails to:

             (i) appoint the Executive to a position with the Successor having the same responsibilities, duties, title, reporting responsibilities within the business organization, status, role and authority the Executive now holds with the Corporation,

            (ii) acknowledge and assume, in writing, this Agreement at the time of the Change in Control, or

           (iii) acknowledge and assume, in writing, any indemnification agreement with the Executive or by law provisions regarding indemnification which are in effect at the time of the Change in Control.

2. Employment; Duties. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to employ the Executive, and the Executive hereby accepts employment as Chairman of the Board and Chief Executive Officer of the Corporation, in full charge of the operation of its business and affairs, subject to the provisions of the by-laws of the Corporation in respect of the duties and responsibilities assigned from time to time by the Board of Directors to the Chairman of the Board and Chief Executive Officer, and subject also at all times to the control of the Board of Directors. The Executive will perform those duties and discharge those responsibilities as are commensurate with his position, and as the Board of Directors may from time to time reasonably direct that are commensurate with his position. The Executive agrees to perform his duties and discharge his responsibilities in a faithful manner and to the best of his ability and to use all reasonable efforts to promote the interests of the Corporation. The Executive may not accept other gainful employment except with the prior consent of the Board of Directors of the Corporation. To the extent the Executive performs services for any affiliate or subsidiary of the Corporation, the Executive shall be entitled to compensation for such services in amounts approved by the Board of Directors. With the prior consent of the Board of Directors of the Corporation, the Executive may become a director, trustee or other fiduciary of other corporations, trusts or entities. The Executive may be involved in charitable, civic and religious organizations so long as they do not materially interfere with the performance of the Executive's duties hereunder. The Executive shall be entitled to make and manage personal investments, provided such investments and any activities undertaken in connection therewith do not violate any restrictive covenants in Sections 12 or 13 of this Agreement.

3.Compensation.

   (a) Base Salary. During the term of the Executive's employment under this Agreement, the Executive will receive a base salary of Five Hundred Thousand Dollars ($500,000) per year, payable in accordance with the Corporation's normal payroll practices. On an annual basis, the Board of Directors will, in good faith, review the base salary of the
         Executive to consider appropriate increases (but not decreases) therein. If the Executive dies during the period of his employment under this Agreement, employment for any part of the month of his death will be considered employment for the entire month.

   (b) Annual Cash Bonuses. During the term of the Executive's employment under this Agreement, the Executive will be entitled to receive an annual cash bonus calculated pursuant to performance standards developed by the Corporation's compensation committee in consultation with the Executive, as such standards are in effect from time to time. The target amount of the bonus shall be 100% of the Executive's base salary as of the end of the fiscal period of the Corporation for which the bonus is calculated. The Board of Directors of the Corporation, in its discretion, may award bonuses to the Executive in addition to those provided for above, as it may from time to time determine.

   (c) Special Bonus. Upon execution of this Agreement, the Corporation will pay the Executive a special one-time cash bonus of Seven
         Hundred Fifty Thousand Dollars ($750,000).

   (d) Stock Options. Upon execution of this Agreement, the Corporation will award the Executive a grant of 250,000 options to acquire shares of the Corporation's common stock under the Corporation's stock option plans at an exercise price equal to the closing price of the Corporation's common stock as reported by the New York Stock Exchange on the date of grant. The agreement evidencing these options will provide for the vesting of the options as follows: 83,333 options on the date of this Agreement; 83,333 options on October 1, 2002 and 83.334 options on October 1, 2003.

   (e) Withholding. The Corporation will deduct or withhold from all salary and bonus payments, and from all other payments made to the Executive pursuant to this Agreement, all amounts that may be required to be deducted or withheld under any applicable Social Security contribution, income tax withholding or other similar law now in effect or that may become effective during the term of this Agreement.

4.Other Benefits And Terms. During the term of the Executive's employment under this Agreement, the Executive will be entitled to the following other benefits and terms:

   (a) The Executive will be entitled to participate in the Corporation's health and medical benefit plans, any pension, profit sharing and retirement plans, and any insurance policies or programs from time to time generally offered to all or substantially all executive officers who are employed by the Corporation. These plans, policies and programs are subject to change at the sole discretion of the Corporation.

   (b) The Executive will be entitled to any other fringe benefit from time to time generally offered to all or substantially all senior executives employed by the Corporation.

(c) The Corporation will pay on behalf of or reimburse the Executive for personal legal and financial advice an amount not to exceed $10,000 in any fiscal year.

(d) The Corporation will pay on behalf of or reimburse the Executive for the premiums on that certain policy of life insurance (Policy No. 2509258) through First Colony Life Insurance Company insuring the Executive's life in the amount of $7 million in an amount not to exceed $5,000 in any fiscal year.

5.Vacations. The Executive will be entitled to four (4) weeks of paid vacation each calendar year. Unused vacation in any year may not be carried over to subsequent years.

6. Reimbursement For Expenses. The Corporation will reimburse the Executive for expenses which the Executive may from time to time reasonably incur on behalf of the Corporation in the performance of his responsibilities and duties including, but not limited to, membership dues in trade and business organizations and attendance at trade and business conferences.

7. Period Of Employment. Subject to the provisions of this Section, the period of employment of the Executive under this Agreement will be deemed to begin on October 1, 2001 and continue until October 1, 2006 (the "Initial Term"). Upon the expiration of the Initial Term, the period of employment will be automatically extended for additional one year periods thereafter, unless either party provides 120 days prior written notice to the other that it does not wish to extend the Executive's employment beyond its then present term.

                  Notwithstanding the foregoing:

   (a) The Executive's employment will automatically terminate upon the death or Disability of the Executive. The foregoing is subject to the duty of the Corporation to provide reasonable accommodation under the Americans with Disabilities Act.

   (b) The Corporation may, at its sole option, terminate the Executive's employment at any time and for any reason by delivering written notice to the Executive.

   (c) The Executive, at his sole option, may terminate his employment for Good Reason by providing written notice to the Corporation at least 30 days prior to the effective date of the termination of employment specified in the notice.

   (d) The Executive, at his sole option, may terminate his employment absent Good Reason by providing written notice to the Corporation at least 90 days prior to the effective date of the termination of employment specified in the notice.

Any notice of termination of employment given by a party must specify the particular termination provision of this Agreement relied upon by the party and must set forth in reasonable detail the facts and circumstances that provide a basis for the termination.

8.Benefits Upon Termination. The Corporation will provide the following benefits upon the termination of the Executive's employment with the Corporation.

   (a) Upon Termination By The Corporation Other Than For Cause Or By The Executive With Good Reason. Upon the Executive's termination of his employment for Good Reason or the Corporation's termination of the Executive's employment for other than Cause, the Corporation will provide the following:

        (i) Salary And Fringe Benefits. The Executive will receive his salary and Fringe Benefits through the effective date of termination of employment. The Executive will also receive (i) his annual base salary, (ii) his full fringe benefits, including medical and health insurance ("Fringe Benefits"), in effect on the date of notice of termination for a period of 24 months beginning with the month next following the month during which his employment terminates or the balance of the Initial Term, whichever is the longer period. If the Executive dies during this period, dependent health or medical Fringe Benefits will be provided for the balance of the period.

        (ii) Bonus. The Executive will receive a bonus payment equal to the sum of (A) 200% of his base salary in effect in the year of the termination of his employment or an amount equal to 10% of his base salary in effect in the year of termination multiplied by each full month remaining in the Initial Term, whichever is the greater amount, plus (B) an amount determined by multiplying 100% of his base salary by a fraction the numerator of which is the number of full and partial calendar months in the calendar year that precede the date of the termination of his employment and the denominator of which is 12, plus (c) an amount equal to the unpaid portion of any bonus earned for any fiscal year prior to the year in which his employment terminates.

        (iii) Accrued Vacation. The Executive will receive payment for accrued but unused vacation, which payment will be equitably prorated based on the period of active employment for that portion of the calendar year in which the Executive's termination of employment becomes effective.

        (iv) Stock Options. Notwithstanding any contrary provisions contained in any stock option agreement evidencing stock options granted to the Executive, as of the effective date of the Executive's termination of employment, (x) the Corporation will vest the Executive in any outstanding unvested stock options of the Corporation granted the Executive prior to his termination of employment, and (y) the period during which the Executive shall have the right to exercise such vested options will be extended by the Corporation to the later of the expiration of the term of the options assuming no termination of employment or the one year anniversary of the effective date of the Executive's termination of employment.

The cash payments provided for in this subsection (a) will made in one lump sum within ten business days following the effective date of the Executive's termination of employment.

   (b) Upon Termination By The Executive Absent Good Reason Or By The Corporation For Cause. Upon the Executive's termination of employment absent Good Reason or by the Corporation for Cause, the Corporation will provide the following:

        (i) Salary, Bonus And Fringe Benefits. The Executive will receive his salary and Fringe Benefits through the effective date of termination of employment and the unpaid portion of any bonus earned for a prior year.

        (ii) Accrued Vacation. The Executive will receive payment for accrued but unused vacation, which payment will be equitably prorated based on the period of active employment for that portion of the calendar year in which the Executive's termination of employment becomes effective. Payment for accrued but unused vacation will be payable in one lump sum on the effective date of termination of employment.

   (c) Upon Termination For Disability. Upon termination of the Executive's employment because of Disability, the Corporation will provide the following:

        (i) Salary And Fringe Benefits. The Executive will receive his salary and Fringe Benefits through the effective date of termination of employment. The Executive will also receive his annual base salary and Fringe Benefits, as in effect on the date immediately before the Disability, for a period of 18 months commencing with the month following the month during which his employment terminates. If the Executive dies during the 18-month period, his salary payments under this subsection will continue be paid to his estate for the balance of the 18-month period and any dependent health or medical Fringe Benefits will be provided in each case for the balance of the 18-month period.

        (ii) Bonus. The Executive will receive a bonus payment equal to an amount determined by multiplying 100% of his base salary by a fraction the numerator of which is the number of full and partial calendar months in the calendar year that precede the date of the termination of his employment and the denominator of which is 12, plus an amount equal to the unpaid portion of any bonus earned for any fiscal year prior to the year in which his employment terminates.

        (iii) Accrued Vacation. The Executive will receive payment for accrued but unused vacation, which payment will be equitably prorated based on the period of active employment for that portion of the calendar year in which the Executive's termination becomes effective.

        (iv) Stock Options. Notwithstanding any contrary provisions contained in any stock option agreement evidencing stock options granted to the Executive, as of the effective date of the Executive's termination of employment because of Disability the Corporation will cause the Executive to become vested in (only to the extent he is not already vested in) that number of the options granted in Section 3(d) hereof as are equal to 250,000 multiplied by a percentage determined by dividing the number of days from the date of this Agreement to the date of termination of employment because of Disability divided by the number of days from the date of this Agreement to October 1, 2003.

The bonus and vacation payments provided for in this subsection (c) will be made in one lump sum within ten business days following the effective date of the Executive's termination of employment because of Disability.

   (d) Upon Termination For Death. Upon termination of the Executive's employment because of his death, the Corporation will provide the following:

         (i) Salary And Fringe Benefits. The Executive's salary and Fringe Benefits through the effective date of termination of employment. The Executive's estate will also receive his annual base salary as an effect on the date immediately prior to his date of death, for a period of 18 months. Any dependent health or medical Fringe Benefits will be provided for the 18-month period following the month in which the Executive dies.

        (ii) Bonus. The Executive's successor as provided in Section 14 will receive a bonus payment equal to an amount determined by multiplying 100% of his base salary by a fraction the numerator of which is the number of full and partial calendar months in the calendar year that precede the date of the termination of his employment and the denominator of which is 12, plus an amount equal to the unpaid portion of any bonus earned for any fiscal year prior to the year in which his employment terminates.

        (iii)     Accrued Vacation. The Executive's successor as provided in
                  Section 14 will receive payment for accrued but unused vacation, which payment will be equitably prorated based on the period of active employment for that portion of the calendar year in which the Executive died.

        (iv) Stock Options. Notwithstanding any contrary provisions contained in any stock option agreement evidencing stock options granted to the Executive, as of the effective date of the Executive's termination of employment because of Death the Corporation will cause the Executive to become vested in (only to the extent he is not already vested in) that number of the options granted in Section 3(d) hereof as are equal to 250,000 multiplied by a percentage determined by dividing the number of days from the date of this Agreement to the date of termination of employment because of Death divided by the number of days from the date of this Agreement to October 1, 2003.

The bonus and vacation payments provided for in this subsection (d) will be made in one lump sum within ten business days following the effective date of the Executive's termination of employment because of death.

   (e) Upon Termination In Connection With A Change In Control. Upon the Executive's Termination in Connection With A Change In Control, the Executive will be entitled to the following:

        (i) Salary And Fringe Benefits: The Executive's salary and Fringe Benefits through the effective date of termination of employment. The Executive will also receive an amount equal to two times the sum of the Executive's annual base salary or an amount equal to the sum of the remaining payments of base salary for the balance of the Initial Term in each case at the rate in effect on the date of such termination, whichever is greater. The Executive and his dependents will also receive Fringe Benefits as in effect on the date of such termination for a continuing period of twenty-four (24) months following the date of such termination or for the remaining balance of the Initial Term, whichever shall be the longer period.

        (ii) Bonus. The Executive will receive a bonus payment equal to the sum of (A) 200% of his base salary in effect in the year of the Termination in Connection With a Change in Control or an amount equal to 10% of his base salary in effect in the year of the Termination in Connection with a Change in Control multiplied by each full month remaining in the Initial Term, whichever is the greater amount, plus (B) an amount determined by multiplying 100% of his base salary by a fraction the numerator of which is the number of full and partial calendar months in the calendar year that precede the date of such termination and the denominator of which is 12, plus (C) an amount equal to the unpaid portion of any bonus earned for any fiscal year prior to the year in which his employment terminates.

        (iii) Accrued Vacation. The Executive will receive payment for accrued but unused vacation, which payment will be equitably prorated based on the period of active employment for that portion of the calendar year in which the Termination in Connection With a Change in Control occurs.

        (iv) Expenses. For a twenty-four (24) month period following the effective date of the Termination in Connection With A Change in Control, the Corporation will promptly pay or reimburse the Executive for expenses, in an aggregate amount not to exceed 5% of the Executive's annual base salary, at the rate in effect on the date of such termination, incurred by the Executive for outplacement services, which may include consultants, reasonable travel, rental of an office off the Corporation's premises, secretarial support, and photocopying, telephone, and other miscellaneous office expenses.

        (v) Plan Benefits. The Executive will be fully vested in his accrued benefit under any qualified or non-qualified pension or profit sharing plan maintained by the Corporation, provided, however, if the terms of such plan do not permit acceleration of full vesting, the Executive will receive a cash payment in an amount equal to the value of the accrued benefit which was not so vested.

        (vi) Stock Options. Notwithstanding any contrary provisions contained in any stock option agreement evidencing stock options granted to the Executive, as of the effective date of the Executive's termination of employment, (x) the Corporation will vest the Executive in any outstanding unvested stock options of the Corporation granted the Executive prior to such termination, and (y) the period during which the Executive shall have the right to exercise such vested options will be extended by the Corporation to the later of the expiration of the term of the options assuming no termination of employment or the one year anniversary of the effective date of such termination.

The cash payments provided for in this subsection (e) (other than the payments and reimbursements provided for in clause (iv) thereof) will be made in one lump sum within ten business days following the effective date of the Executive's Termination in Connection With a Change in Control.

   (f) Reduction In Fringe Benefits. Medical and health Fringe Benefits under this Section will be reduced to the extent of any medical and health fringe benefits provided by and available to the Executive from any subsequent employer. (g) Determination of Disability. Any question as to the existence of a physical or mental condition which would give rise to the Disability of the Executive upon which the Executive and the Corporation cannot agree will be determined by a qualified independent physician selected by the Executive and reasonably acceptable to the Corporation (or, if the Executive is unable to make a selection, the selection of the physician will be made by any adult member of his immediate family). The physician's written determination to the Corporation and to the Executive will be final and conclusive for all purposes of this Agreement.

   (h) Continuation of Healthcare Coverage. For purposes of COBRA continuation healthcare coverage, the "qualifying event" will be deemed to have occurred at the end of the period during which health and medical benefits are provided under this Section 8.

   (i) Indemnity. For a 60 month period following the date of the Executive's termination of employment regardless of reason, the Corporation will continue any indemnification agreement with the Executive and any directors' and officers' liability insurance insuring the Executive at the date of such termination. At the Executive's request, the Corporation will cause a certificate of insurance, in a form satisfactory to the Executive, verifying this coverage to be provided to the Executive on an annual basis.

9. Additional Payments. Notwithstanding anything in this Agreement or any other agreement to the contrary, in the event it is determined that any payments or distributions (including, without limitation, the vesting of an option or other non-cash benefit or property or the forgiveness of any indebtedness) by the Corporation or any affiliate (as defined under the Securities Act of 1933, as amended, and the regulations thereunder) thereof or any other person to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement, or pursuant to any other agreement or arrangement with the Corporation or any such affiliate ("Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision, or any interest or penalties with respect to the excise tax (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment from the Corporation (a "Gross-Up Payment") in an amount that after payment by the Executive of all taxes (including, without limitation, any interest or penalties imposed with respect to such taxes and any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The amount of the Gross-Up Payment will be calculated by the Corporation's independent accounting firm, engaged immediately prior to the event that triggered the payment, in consultation with the Corporation's outside legal counsel. For purposes of making the calculations required by this Section, the accounting firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the accounting firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). The Gross-Up Payment will be paid on the Executive's last day of employment or on the occurrence of the event that results in the imposition of the Excise Tax, if later. If the precise amount of the Gross-Up Payment cannot be determined on the date it is to be paid, an amount equal to the best estimate of the Gross-Up Payment will be made on that date and, within 10 days after the precise calculation is obtained, either the Corporation will pay any additional amount to the Executive or the Executive will pay any excess amount to the Corporation, as the case may be. If subsequently the Internal Revenue Service (the "IRS") claims that any additional Excise Tax is owing, an additional Gross-Up Payment will be paid to the Executive within 30 days of the Executive providing substantiation of the claim made by the IRS. After payment to the Executive of the Gross-Up Payment, the Executive will provide to the Corporation any information reasonably requested by the Corporation relating to the Excise Tax, the Executive will take those actions as the Corporation reasonable requests to contest the Excise Tax, cooperate in good faith with the Corporation to effectively contest the Excise Tax and permit the Corporation to participate in any proceedings contesting the Excise Tax. The Corporation will bear and pay directly all costs and expenses (including any interest or penalties on the Excise Tax), and indemnify and hold the Executive harmless, on an after-tax basis, from all such costs and expenses related to such contest. Should it ultimately be determined that any amount of an Excise Tax is not properly owed, the Executive will refund to the Corporation the related amount of the Gross-Up Payment.

10. Non-exclusivity of Rights. Except as otherwise specifically provided, nothing in this Agreement will prevent or limit the Executive's continued or future participation in any benefit, incentive, or other plan, practice, or program provided by the Corporation and for which the Executive may qualify. Any amount of vested benefit or any amount to which the Executive is otherwise entitled under any plan, practice, or program of the Corporation will be payable in accordance with the plan, practice, or program, except as specifically modified by this Agreement.

11. No Obligation To Seek Other Employment. The Executive will not be obligated to seek other employment or to take other action to mitigate any amount payable to him under this Agreement and, except as provided in Section 8(f), amounts owed to him hereunder shall not be reduced by amounts he may receive from another employer.

12. Confidentiality. During the course of his employment, the Executive will have access to confidential information relating to the lines of business of the Corporation, its trade secrets, marketing techniques, technical and cost data, information concerning customers and suppliers, information relating to product lines, and other valuable and confidential information relating to the business operations of the Corporation not generally available to the public (the "Confidential Information"). The parties hereby acknowledge that any unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to the Corporation. The parties also agree that covenants by the Executive not to make unauthorized use or disclosures of the Confidential Information are essential to the growth and stability of the business of the Corporation. Accordingly, the Executive agrees to the confidentiality covenants set forth in this Section.

                  The Executive agrees that, except as required by his duties with the Corporation as he reasonably determines or as authorized by the Corporation in writing, he will not use or disclose to anyone at any time, regardless of whether before or after the Executive ceases to be employed by the Corporation, any of the Confidential Information obtained by him in the course of his employment with the Corporation. The Executive shall not be deemed to have violated this Section 12 by disclosure of Confidential Information that at the time of disclosure (a) is publicly available or becomes publicly available through no act or omission of the Executive, or (b) is disclosed as required by court order or as otherwise required by law, on the condition that notice of the requirement for such disclosure is given to the Corporation prior to make any disclosure.

                  The Executive agrees that since irreparable damage could result from his breach of the covenants in this Section, in addition to any and all other remedies available to the Corporation, the Corporation will have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions thereof. The Executive consents to jurisdiction in Erie County, Pennsylvania on the date of the commencement of any action for purposes of any claims under this Section. In addition, the Executive agrees that the issues in any action brought under this Section will be limited to claims under this Section, and all other claims or counterclaims under other provisions of this Agreement will be excluded.

13. Non-competition. In consideration of the compensation and other benefits to be paid to the Executive under and in connection with this Agreement, the Executive agrees that, beginning on the date of this Agreement and continuing until the Covenant Expiration Date (as defined in subsection (b) below), he will not, directly or indirectly, for his own account or as agent, employee, officer, director, trustee, consultant, partner, stockholder or equity owner of any corporation or any other entity (except that he may passively own securities constituting less than 1% of any class of securities of a public company), or member of any firm or otherwise, (i) engage or attempt to engage, in the Restricted Territory (as defined in subsection (d) below), in any business activity which is directly or indirectly competitive with the business conducted by the Corporation or any Affiliate at the Reference Date (as defined in subsection (c) below), (ii) employ or solicit the employment of any person who is employed by the Corporation or any Affiliate at the Reference Date or at any time during the six-month period preceding the Reference Date, except that the Executive will be free to employ or solicit the employment of any such person whose employment with the Corporation or any Affiliate has terminated for any reason (without any interference from the Executive) and who has not been employed by the Corporation or any Affiliate for at least six months, (iii) canvass or solicit business in competition with any business conducted by the Corporation or any Affiliate at the Reference Date from any person or entity who during the six-month period preceding the Reference Date was a customer of the Corporation or any Affiliate or from any person or entity which the Executive has reason to believe might in the future become a customer of the Corporation or any Affiliate as a result of marketing efforts, contacts or other facts and circumstances of which the Executive is aware, (iv) willfully dissuade or discourage any person or entity from using, employing or conducting business with the Corporation or any Affiliate or (v) intentionally disrupt or interfere with, or seek to disrupt or interfere with, the business or contractual relationship between the Corporation or any Affiliate and any supplier who during the six-month period preceding the Reference Date shall have supplied components, materials or services to the Corporation or any Affiliate.

                  Notwithstanding the foregoing, the restrictions imposed by this Section: (i) shall not in any manner be construed to prohibit, directly or indirectly, the Executive from serving as an employee or consultant of the Corporation or any Affiliate, and (ii) shall not apply if the termination of the Executive's employment was a Termination in Connection With A Change In Control or occurs by reason of expiration of the term of this Agreement (which term includes any extension period pursuant to the operation of Section 7 hereof) or occurs after the expiration of the term of this Agreement (which term includes any extension period pursuant to the operation of Section 7 hereof).

                  For purposes of this Agreement, the following terms have the meanings given to them below:

   (a) "Affiliate" means any joint venture, partnership or subsidiary now or hereafter directly or indirectly owned or controlled by the Corporation. For purposes of clarification, an entity shall not be deemed to be indirectly or directly owned or controlled by the Corporation solely by reason of the ownership or control of such entity by shareholders of the Corporation.

   (b) "Covenant Expiration Date" means the date which is 365 days after the Termination Date.

   (c) "Reference Date" means (A) for purposes of applying the covenants set forth in this Section at any time prior to the Termination Date, the then current date, or (B) for purposes of applying the covenants set forth in this Section at any time on or after the Termination Date, the Termination Date.

   (d) "Restricted Territory" means the 50 states of the United States of America.

   (e) "Termination Date" means the date of termination of the Executive's employment with the Corporation; provided however that the Executive's employment will not be deemed to have terminated so long as the Executive continues to be employed or engaged as an employee or consultant of the Corporation or any Affiliate, even if such employment or engagement continues after the expiration of the term of this Agreement.

14. Successors. This Agreement is personal to the Executive and may not be assigned by the Executive other than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives or successors in interest. Notwithstanding any other provision of this Agreement, the Executive may designate a successor or successors in interest to receive any amounts due under this Agreement after the Executive's death. If he has not designated a successor in interest, payment of benefits under this Agreement will be made to his wife, if surviving, and if not surviving, to his estate. A designation of a successor in interest must be made in writing, signed by the Executive, and delivered to the Employer pursuant to Section 18. Except as otherwise provided in this Agreement, if the Executive has not designated a successor in interest, payment of benefits under this Agreement will be made to the Executive's estate. This Section will not supersede any designation of beneficiary or successor in interest made by the Executive or provided for under any other plan, practice, or program of the Employer.

                  This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns.

                  The Corporation will require any successor (whether direct or indirect, by acquisition of assets, merger, consolidation or otherwise) to all or substantially all of the operations or assets of the Corporation or any successor and without regard to the form of transaction used to acquire the operations or assets of the Corporation, to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no succession had taken place. As used in this Agreement, "Corporation" means the Corporation and any successor to its operations or assets as set forth in this Section that is required by this clause to assume and agree to perform this Agreement or that otherwise assumes and agrees to perform this Agreement.

15. Benefit Claims. In the event the Executive or his legal representatives or beneficiaries, as the case may be, and the Corporation disagree as to their respective rights and obligations under this Agreement, and the Executive or his legal representatives or beneficiaries are successful in establishing, privately or otherwise, that his or their position is substantially correct, or that the Corporation's position is substantially wrong or unreasonable, or in the event that the disagreement is resolved by settlement, the Corporation will pay all costs and expenses, including counsel fees, which the Executive or his legal representatives or beneficiaries may incur in connection therewith directly to the provider of the services or as may otherwise be directed by the Executive or his legal representatives or beneficiaries. The Corporation will not delay or reduce the amount of any payment provided for hereunder or setoff or counterclaim against any such amount for any reason whatsoever; it is the intention of the Corporation and the Executive that the amounts payable to the Executive or his legal representatives or beneficiaries hereunder will continue to be paid in all events in the manner and at the times herein provided. All payments made by the Corporation hereunder will be final and the Corporation will not seek to recover all or any part of any portion of any payments hereunder for any reason.

16. Failure, Delay or Waiver. No course of action or failure to act by the Corporation or the Executive will constitute a waiver by the party of any right or remedy under this Agreement, and no waiver by either party of any right or remedy under this Agreement will be effective unless made in writing.

17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, the provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

18. Notice. All written communications to parties required hereunder must be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective 4 days after the date it is mailed) or (c) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for the party (or to any other address as the party designates in a writing complying with this Section, delivered to the other party):




                  If to the Corporation:

                           Rent-Way, Inc.
                           One RentWay Place
                           Erie, Pennsylvania 16505
                           Attention:   Chairman, Compensation Committee
                           Telephone: (814)  455-5378
                           Telecopier: (814)  455-5379

                  with a copy to:

                           Hodgson  Russ, LLP
                           One M&T Plaza, Suite 2000
                           Buffalo, New York 14203
                           Attention:       John J. Zak, Esq.
                           Telephone:       716-856-4000
                           Telecopier:      716-849-0349

                  If to the Executive:

                           William E. Morgenstern
                           4011 Westbury Ridge Drive
                           Erie, Pennsylvania 16506
                           Telephone:       814-836-0333

                  with a copy to:

                           Kronish Lieb Weiner & Hellman, LLP
                           1114 Avenue of the Americas
                           New York, New York 10036-7798
                           Attention:       Paul M. Ritter, Esq.
                           Telephone:       (212) 479-6000
                           Telecopier:      (212) 479-6275

19. Miscellaneous. This Agreement (a) may not be amended, modified or terminated orally or by any course of conduct pursued by the Corporation or the Executive, but may be amended, modified or terminated only by a written agreement duly executed by the Corporation and the Executive, (b) is binding upon and inures to the benefit of the Corporation and the Executive and each of their respective heirs, representatives, successors and assignees, except that the Executive may not assign any of his rights or obligations pursuant to this Agreement, (c) except as provided in Sections 4 and 10 of this Agreement, constitutes the entire agreement between the Corporation and the Executive with respect to the subject matter of this Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter, including, but not limited to, the prior employment agreement between the parties dated October 1, 1998, and (d) will be governed by, and interpreted and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

20. Multiple Counterparts. This Agreement may be executed in one or more counter parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original page by overnight mail.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                  RENT-WAY, INC.:


                  By /s/Robert Fagenson
                     -------------------
                        Robert Fagenson
                        Chairman, Compensation Committee of the
                        Board of Directors


                  EXECUTIVE:


                  By /s/William E. Morgenstern
                     -------------------------
                        William E. Morgenstern